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                                  Carson City Office
                           600 E. William Street, Suite 300
                             Carson City, NV  89701-4052
                                    (702) 882-4577

                               Scarpello & Alling, Ltd.
                                   Attorneys At Law

                                  Lake Tahoe Office
                           276 Kingsbury Grade, Suite 2000
                                    P. O. Box 3390
                              Lake Tahoe, NV  89449-3390
                                    (702) 588-6676

                                 EMPLOYMENT AGREEMENT

    THIS AGREEMENT, made and entered into this 1st day of July, 1997, by and between HARVEYS CASINO RESORTS, a Nevada Corporation, hereinafter referred to as "HARVEYS" and/or "EMPLOYER", and VERNE WELCH, hereinafter referred to as "EMPLOYEE", as follows:

                                 W I T N E S S E T H:
    WHEREAS, HARVEYS desires to secure the benefits of EMPLOYEE's background, knowledge, experience, ability, expertise and industry to promote and maintain HARVEYS stability, growth, viability and profitability; and

    WHEREAS, HARVEYS desires to engage the services of EMPLOYEE who is desirous of being employed by HARVEYS under the terms and conditions as herein set out; and

    NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, together with other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                          I

                                     DEFINITIONS

    1.01 EMPLOYEE shall at all times mean VERNE WELCH.

    1.02 EMPLOYER shall at all times mean HARVEYS CASINO RESORTS, a Nevada Corporation, and its Successor in Interest together with its subsidiaries.

    1.03 HARVEYS shall at all times mean HARVEYS CASINO RESORTS, a Nevada Corporation, and its Successor in Interest together with its subsidiaries.

    1.04 Successor in Interest shall mean any entity which is the successor or assign of HARVEYS, at law or at equity, and shall include without limitation, any entity into which HARVEYS is merged or consolidated, and any entity to which all or substantially all of the assets or businesses

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of HARVEYS is transferred.

                                          II

                     NATURE OF EMPLOYMENT AND DUTIES OF EMPLOYEE

    2.01 Effective upon the commencement date of this Agreement, EMPLOYEE will continue as Senior Vice President/General Manager of HARVEYS CASINO HOTEL, Council Bluffs, Iowa. EMPLOYEE shall do and perform all services, acts, or things necessary or advisable to assist in the management and conduct of the business of EMPLOYER, subject always to the policies as set forth by the Board of Directors.

    2.02 EMPLOYEE is responsible for the overall direction of the Council
Bluffs facility and shall direct all operating departments for successful implementation of business policies and plans for the property. EMPLOYEE shall provide support in the conceptual, strategic and policy formulation functions of the business and shall direct and coordinate property activities to obtain optimum efficiency and economy of operations so as to maximize profits.
EMPLOYEE shall report directly to the Chief Operating Officer of Subsidiary Operations.

    2.03 EMPLOYEE has reviewed and concurs with his responsibilities and duties as set forth above.

    2.04 EMPLOYEE shall devote his entire productive time, ability and attention to the business of EMPLOYER during the term of this contract.
EMPLOYEE shall not directly or indirectly render any service of a business, commercial or professional nature, to any other person or organization, whether for compensation or otherwise, without the prior written consent of the President/CEO of HARVEYS except that EMPLOYEE shall not be precluded from involvement in charitable or civic activities or his personal financial investments provided the same do not interfere with his time or attention to the business of EMPLOYER.

    2.05 EMPLOYEE agrees that to the best of his ability and experience he will at all times

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conscientiously perform all of the duties and obligations expressly required of him.

                                         III

                                  TERM OF EMPLOYMENT

    3.01 EMPLOYER hereby employs the EMPLOYEE and EMPLOYEE hereby agrees to be employed by HARVEYS for a period of two (2) years commencing on the first day of July, 1997 and terminating on the first day of July, 1999. This Agreement may be terminated earlier as hereinafter provided.

    3.02 The term of employment may be extended for the purposes set forth in the Change of Control Plan implemented by HARVEYS' Board of Directors.

                                          IV

                       TERMINATION OF EMPLOYMENT WITHOUT CAUSE

    4.01 EMPLOYEE may be terminated at any time by the HARVEYS' Board of Directors on ninety (90) days prior written notice to EMPLOYEE specifying grounds for termination and if they are not those as provided in 5.01 herein, then EMPLOYEE shall continue to be paid all compensation and shall receive all benefits to which he is entitled to hereunder through the balance of the term hereof as provided for in paragraph 3.01 above.

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    4.02 EMPLOYEE may, at EMPLOYEE's sole option and right terminate this
Agreement at any time by giving HARVEYS ninety (90) days prior written notice and EMPLOYER shall be under no obligation to EMPLOYEE except to pay him compensation for such services as may have been performed up to the effective date of such termination.

    4.03 If during the term hereof EMPLOYEE shall die or become disabled, he shall be entitled to death and/or disability benefits that may be due EMPLOYEE under any other benefit plans in effect from time to time.



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                                          V

                         TERMINATION OF EMPLOYMENT FOR CAUSE

    5.01 EMPLOYER may at any time, at its election, exercise by written notice to EMPLOYEE stating with specificity the reason for the termination, terminate this Agreement and the employment term because of EMPLOYEE's:

         (a) Gross negligence or willful malfeasance in the performance of his duties under this Agreement;

         (b) Failure to obtain or retain any permits, licenses, or approvals which may be required by any state or local authorities in order to permit the EMPLOYEE to continue his employment as contemplated by this Agreement;

         (c)  Conviction of a crime involving moral turpitude;

         (d) Dishonesty with respect to EMPLOYER including breach of duty to EMPLOYER involving EMPLOYEE's personal gain or profit.

    Upon the occurrence of any of the above, at EMPLOYER's sole option, EMPLOYEE's employment shall immediately cease and terminate and EMPLOYER shall be under no obligation to EMPLOYEE except to pay

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him for such services as may have been performed up to the date of such termination.

                                          VI

                               COMPENSATION OF EMPLOYEE

    6.01 ANNUAL SALARY - EMPLOYEE shall receive an annual salary of One Hundred Eighty-Eight Thousand Dollars ($188,000.00), payable in at least monthly installments, less all applicable Federal, State and Local Taxes, Social Security and any other government mandated deductions.

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EMPLOYEE's salary shall be subject to annual review and increase based upon acceptable performance by EMPLOYEE of the responsibilities and duties as set forth herein, as determined by EMPLOYER.

                                         VII

                                      AUTOMOBILE

    7.01 EMPLOYER shall provide EMPLOYEE with an automobile in accordance with the Class Two category of EMPLOYER's Standard Automobile Policy and Procedures, as from time to time amended.

                                         VIII

                                  OTHER PERQUISITES

    8.01 HARVEYS' 401K PLAN - During the employment term the EMPLOYEE shall be allowed to participate in HARVEYS' 401K Plan, and EMPLOYER shall match EMPLOYEE's contribution as provided for in said Plan once EMPLOYEE becomes eligible.

    8.02 VACATION - EMPLOYEE shall be entitled in each fiscal year to a vacation and holiday pay in accordance with the policy in place from time to time as implemented by EMPLOYER for Senior Vice President positions.

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    8.03 COMPLIMENTARY PRIVILEGES - EMPLOYEE shall be entitled to Level I complimentary privileges as are afforded all other senior executives from time to time.

    8.04 DISABILITY - EMPLOYEE shall also be entitled to short term disability coverage and long term disability coverage as in effect from time to time as implemented by EMPLOYER's Department of Human Resources for Senior Vice President positions.

    8.05 MEDICAL, VISION AND DENTAL INSURANCE - Effective immediately upon commencement of employment, EMPLOYER shall provide medical, vision and dental benefits to EMPLOYEE, his

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spouse and dependents in accordance with EMPLOYER's Class One coverage under the
Executive Medical Plan, as amended from time to time.

    8.06 ADDITIONAL BENEFITS - EMPLOYEE shall be allowed to participate in the Supplemental Executive Retirement Plan, the Short Term Incentive Plan, the Long Term Incentive Plan and the Deferred Compensation Program as said plans are in effect from time to time.

    8.07 GROUP TERM LIFE INSURANCE - During the term of this Agreement EMPLOYER shall furnish EMPLOYEE with Group Term Life Insurance at least equal to 200% of his annual salary.

    8.08 ADDITIONAL EMPLOYEE BENEFIT PLANS - EMPLOYEE is entitled to participate in all additional employee benefits plans which may, in the future, be made available to management employees.

                                          IX

                                    MISCELLANEOUS

    9.01 If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs, and necessary

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disbursements in addition to any other relief to which that party may be entitled.

    9.02 This Agreement shall be construed and governed by the laws of the State of Nevada, and any action between the parties shall be maintained only within the Ninth Judicial District Court of the State of Nevada, in and for the County of Douglas, or such jurisdiction's successor Court.

    9.03 This Agreement, and all of the terms and conditions hereof, shall bind the EMPLOYER and its successors and assigns and shall bind the EMPLOYEE and his heirs, executors and administrators. No transfer or assignment of this Agreement shall release EMPLOYER from any obligation to EMPLOYEE hereunder.

    9.04 NOTICES - Notices to or for the respective parties shall be given in writing and delivered

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in person or mailed by certified or registered mail, addressed to the respective party at the address as set out below, or at such other address as either party may elect to provide in advance in writing, to the other party:

         EMPLOYEE:
                             VERNE WELCH
                             680 Highway 88
                             Gardnerville, Nevada 89410

         EMPLOYER:
                             HARVEYS CASINO RESORTS
                             Attention:  Chief Executive Officer
                             Post Office Box 128
                             Stateline, NV  89449

         WITH A COPY TO:

                             Ronald D. Alling, Esq.
                             SCARPELLO & ALLING, LTD.
                             Post Office Box 3390
                             Lake Tahoe, NV  89449-3390

    9.05 If any provision of this Agreement is held by the aforesaid court to be invalid, illegal, or unenforceable by reason of any rule of law or public policy, all other provisions of this Agreement shall nevertheless remain in effect. No provision of this Agreement shall be deemed dependent on any other provision unless so expressed herein.

    9.06 Nothing contained in this Agreement shall be construed to require the commencement of any act contrary to law, and when there is any conflict between any provision of this Agreement and any statute, law, ordinance, or regulation, contrary to which the parties have no legal right to contract, then the latter shall prevail. In such an event, the provisions of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.

    9.07 The several rights and remedies provided for in this Agreement shall be construed as being cumulative, and no one of them shall be deemed to be exclusive of the others or of any right or remedy allowed by law. No waiver by EMPLOYER or EMPLOYEE or any failure by EMPLOYEE

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or EMPLOYER, respectively, to keep or perform any provision of this Agreement shall be deemed to be a wavier of any preceding or succeeding breach of the same or other provision.

    9.08 This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of the EMPLOYEE by the EMPLOYER and along with the Agreement, Covenant Not to Compete or Use or Disclose Trade Secrets, executed concurrently herewith, and the Agreement Relating to Copyrights Inventions and Confidentiality of Company or Customer Information contains all of the covenants, conditions and agreements between the parties with respect to such employment. Each party to this Agreement acknowledges that no representations, inducements, promises or other agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. Notwithstanding the foregoing, this Agreement does not supersede or invalidate the terms, covenants and conditions of the Confidentiality Agreement between EMPLOYEE and EMPLOYER.

    Any modification of this Agreement shall be effective only if it is in writing and signed by both parties.

    DATED:  This 1st day of July, 1997.

EMPLOYEE:


                   By: /s/ VERNE WELCH
                      ------------------------------------------
                      VERNE WELCH


EMPLOYER:

                   HARVEYS CASINO RESORTS, a Nevada corporation



                   By:  /s/ CHARLES W. SCHARER
                       -------------------------------
                       CHARLES W. SCHARER
                       President/Chief Executive Officer


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